                                                                  EXHIBIT 10(oo)


LETTER AGREEMENT BY AND AMONG THE COMPANY, THE MPK STOCK OPTION PLAN, GREGORY
C. ZEMAN, DANIEL B. KASS AND MARY C. GERLITS DATED JULY 23, 1998.

                                                                  EXHIBIT 10(oo)

                     [CDW Computer Centers Inc Letterhead]

Mr. Gregory C. Zeman
Mr. Daniel B. Kass
Ms. Mary C. Gerlits
c/o CDW Computer Centers, Inc.
200 North Milwaukee Avenue
Vernon Hills, Illinois 60061

                  Re:      MPK STOCK OPTION PLAN

Dear Mr. Zeman, Mr. Kass and Ms. Gerlits:

         This letter is intended to memorialize the agreement between each of you, as participants in the MPK Stock Option Plan (the "Plan"), on the one hand and CDW Computer Centers, Inc. (the "Company") and the Plan itself, on the other hand, regarding your ability to sell in the public market shares received by you upon exercise of your Plan options. As you know, absent any action by the Plan or the Company to register the shares underlying your Plan options, you would be unable to sell such shares in the public market for a period of at least one (1) year from the date upon which you received the shares (i.e., the date on which you exercised your options). However, the Company has agreed with each of you to register a certain number of your option shares (the "Shares") of which a certain percentage may be sold by you each calendar quarter from and after the effective date of the registration statement covering the Shares (the "Registration Statement"). The following represents the terms and conditions of that agreement.

         1. REGISTRATION STATEMENT. The Company will cause a Registration Statement on Form S-3 to be filed covering an aggregate of 612,360 Shares subject to options under the Plan. You will reimburse the Company, on a pro rata basis, for the reasonable, out-of-pocket costs incurred in connection with the preparation and filing of the Registration Statement, and the costs of maintaining the effectiveness of same. Each of you will bear the same percentage of such costs as the percentage of Shares you are eligible to sell under the Registration Statement. The Registration Statement will be a "shelf" registration thereby enabling you to sell Shares from time to time at your discretion, subject to paragraphs 2 and 3 hereof. The Company will keep the Registration Statement effective until such time that all Shares registered have been sold.

         2. VOLUME RESTRICTIONS. You will be permitted to sell no more than one and three quarters percent (1.75%) of your total Plan Shares (exercisable and non-exercisable) which were not previously available for sale under the Registration Statement in any calendar quarter, as more fully set forth on Exhibit A attached hereto and made a part hereof. The foregoing limitation on sales of your Plan Shares shall terminate when you have sold all the Shares allocated to you on Exhibit A. In the event you sell less than all of your permitted 1.75% allotment in any quarter, you do not lose the right to sell those Shares. Rather, the unsold Shares will continue to be available for sale and will be added to the Shares becoming available for sale in the next quarter on a cumulative, rolling basis. Notwithstanding anything herein to the contrary, the limitations of this paragraph shall not apply to sales of Company common stock which may be made by you pursuant to (i) Rule 144 under the Securities Act of 1933, as amended, (ii) a secondary offering registered by the Company in which your participation is approved by the Company's Board of Directors, or
(iii) any other transaction in which your participation is approved by the Company's Board of Directors.

Mr. Gregory C. Zeman
Mr. Daniel B. Kass
Ms. Mary C. Gerlits
Page 2

         3. TRADING RESTRICTIONS. All sales by you of the Shares will continue to be subject to the Company's internal trading restrictions, as they may change from time to time, and the trading restrictions imposed by applicable laws, including, without limitation, Section 16 of the Securities Exchange Act of 1934 ("Section 16"). As you know, pursuant to the Company's insider trading policy which is now in effect, you may only sell shares of the Company's common stock during the forty-five (45) day period commencing three (3) full days after the release of the Company's quarterly results. Additionally, pursuant to Section 16, you may not sell any of the Company's common stock within six (6) months (either before or after the sale) of any non-exempt purchases or acquisitions of any of the Company's securities (whether direct (i.e. common stock) or derivative (i.e. options, warrants, etc.)). Because the determination of whether a purchase or an acquisition of the Company's securities is exempt or non-exempt for Section 16 purposes is complicated and technical in nature, you should consult with the Company's legal advisors to ensure Section 16 compliance before selling any of the Shares. In addition, you agree that you will not sell any Shares under the Registration Statement within five (5) days of any purchase by the Company of its common stock, or any purchase by any affiliate of the Company. Furthermore, you agree that you will refrain from selling any Shares under the Registration Statement at any time that you are requested to do so by the Company's Board of Directors. FINALLY, IN ADDITION TO AND WITHOUT LIMITING THE PREVIOUS RESTRICTIONS, YOU MAY NOT SELL (OR PURCHASE) ANY OF THE COMPANY'S SECURITIES (INCLUDING, WITHOUT LIMITATION, THE SHARES) AT ANY TIME THAT YOU POSSESS ANY MATERIAL INFORMATION WHICH HAS NOT BEEN DISSEMINATED IN THE PUBLIC FOR AT LEAST THREE (3) DAYS. FOR THE PURPOSES OF THE FOREGOING, "MATERIAL INFORMATION" SHALL CONSTITUTE ANY INFORMATION WHICH A REASONABLE INVESTOR WOULD CONSIDER IN DETERMINING WHETHER OR NOT TO EFFECT A TRANSACTION IN THE COMPANY'S SECURITIES. TO ENSURE COMPLIANCE WITH ALL OF THE FOREGOING RESTRICTIONS YOU AGREE TO NOTIFY THE COMPANY AT LEAST TEN (10) DAYS PRIOR TO SELLING ANY SHARES UNDER THE REGISTRATION STATEMENT, THE NUMBER OF SHARES YOU PROPOSE TO SELL AND THE OUTSIDE DATE BY WHICH THOSE SHARES WILL BE SOLD.

         4. METHOD OF SALE. In order to sell the Shares, you must first exercise your options by providing written notice to Michael Krasny, the Plan administrator, of your desire to do so and tendering therewith a check in the amount of the aggregate exercise price ($0.017 x the number of options exercised). Mr. Krasny will thereupon direct the Company's legal counsel and transfer agent to cause the Shares to be issued in your name. Upon receipt by you of your Shares, you may sell your Shares through brokers of your choice or in privately-negotiated transactions, provided that you notify the Company of the manner in which such Shares are proposed to be sold. In order to facilitate your sales, the Company intends to engage one or more brokers to provide you brokerage services. You will be responsible for all commissions and costs incurred in connection with the sale of your Shares.

Mr. Gregory C. Zeman
Mr. Daniel B. Kass
Ms. Mary C. Gerlits
Page 3

         5. TAX ASPECTS. At the time you exercise your options, you will recognize taxable income in the amount of the difference between the aggregate exercise price and the value of the Shares received upon exercise. You will be solely responsible for all such taxes (federal and state). However, the Company may withhold from the proceeds you receive upon the sale of your Shares such amounts as are required to be withheld by federal and state law on account of your employment with the Company. THE TAX ASPECTS OF YOUR EXERCISE AND SALE ARE TECHNICAL AND COMPLEX IN NATURE. YOU ARE HEREBY ADVISED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE IMPACT ON YOU OF SUCH EXERCISES AND SALES.

         6. TERMINATION. In the event your employment with the Company ceases for any reason during the effectiveness of the Registration Statement, your rights (including without limitation the right to sell under the Registration Statement) and your obligations (including without limitation your obligation to pay fees and expenses for any post-termination activities) under this letter agreement shall thereupon cease. Thereafter, the terms of the Plan shall control in all respects with respect to the exercise of your Plan options and your sale of the shares received thereupon (including those registered under the Registration Statement).

         If the foregoing reflects your understanding of the agreement among you, the Company and the Plan, please execute this letter where indicated below thereby evidencing your agreement to comply with all the terms and conditions herein contained. In addition, to the extent the Company is advised by counsel that any further documents are required to be executed by you in order to fully effectuate the terms hereof, you agree to cooperate to cause any such documents to be prepared and executed. Please return an originally executed copy of this letter to the undersigned no later than July 23, 1998.

                                     Sincerely,

                                     MPK STOCK OPTION PLAN


                                     By:____________________________________
                                          Michael P. Krasny, Administrator

                                                      and

                                     CDW COMPUTER CENTERS, INC.


                                     By:____________________________________
                                          Michael P. Krasny, Chairman and
                                          Chief Executive Officer

Mr. Gregory C. Zeman
Mr. Daniel B. Kass
Ms. Mary C. Gerlits
Page 4


ACCEPTED AND AGREED TO
THIS 23RD DAY OF JULY, 1998.


____________________________
Gregory C. Zeman


____________________________
Daniel B. Kass


____________________________
Mary C. Gerlits

                                  EXHIBIT A
                            MPK STOCK OPTION PLAN
                           OPTION EXERCISE SCHEDULE



      Date Shares           Total Plan                 Gregory Zeman               Daniel Kass                 Mary C. Gerlits
   available for Sale        3,207,401                   2,433,199                   516,134                       258,068
-------------------------------------------------------------------------------------------------------------------------------
                         (1)        (2)              (1)        (2)              (1)       (2)               (1)        (2)

January 1, 1998          56,129     3,151,272        42,581     2,390,618        9,032     507,102            4,516     253,552
April 1, 1998            55,147     3,096,125        41,836     2,348,782        8,874     498,228            4,437     249,115
July 1, 1998             54,183     3,041,942        41,104     2,307,678        8,719     489,509            4,360     244,755
October 1, 1998          53,233     2,988,709        40,384     2,267,294        8,566     480,943            4,283     240,472
January 1, 1999          52,303     2,936,406        39,678     2,227,616        8,417     472,526            4,208     236,264
April 1, 1999            51,387     2,885,019        38,983     2,188,633        8,269     464,257            4,135     232,129
July 1, 1999             50,487     2,834,532        38,301     2,150,332        8,124     456,133            4,062     228,067
October 1, 1999          49,604     2,784,928        37,631     2,112,701        7,982     448,151            3,991     224,076
January 1, 2000          48,736     2,736,192        36,972     2,075,729        7,843     440,308            3,921     220,155
April 1, 2000            47,883     2,688,309        36,325     2,039,404        7,705     432,603            3,853     216,302
July 1, 2000             47,046     2,641,263        35,690     2,003,714        7,571     425,032            3,785     212,517
October 1, 2000          46,222     2,595,041        35,065     1,968,649        7,438     417,594            3,719     208,798

Total (3)               612,360                     464,550                     98,540                       49,270



(1) Represents shares issuable under the MPK Stock Option Plan (the "Plan"), a plan established by the registrant's Chairman and Chief Executive Officer out of his own holdings. Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are registered hereunder such indeterminate number of additional shares as may become issuable under the Plan as a result of the antidilution provisions contained herein.

(2) Represents the balance of options held by the Selling Shareholders under the Plan as of the beginning of each calendar quarter, assuming the sale of all shares available in the immediately preceding quarter.

(3) Represents 612,360 total shares eligible for sale pursuant to this Registration Statement.